Exhibit 99.1

Internet Capital Group Announces Fourth Quarter and Year-End Financial Results; Quarterly Net Loss, Excluding Unusual Items, Decreases By 65%

     WAYNE, Pa.--(BUSINESS WIRE)--Feb. 17, 2005--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the fourth quarter and fiscal year ended December 31, 2004.
     "2004 was a pivotal year for ICG. We are pleased with the progress that a number of our partner companies have made and the improvement of our financial position at the corporate level," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "We concluded 2004 with good momentum and entered 2005 with growing sales pipelines at our partner companies. Furthermore, our net loss, excluding unusual items, declined in the fourth quarter by 65%, year over year. With a tight focus on driving partner company performance, we believe we are well-positioned to continue on the path to profitability and building stockholder value throughout 2005."

     ICG Financial Results

     ICG reported consolidated revenue of $15.0 million and a net loss of $(2.6) million, or $(0.07) per share, for the fourth quarter of 2004. Consolidated revenue was $16.5 million and net loss was $(56.4) million, or $(2.95) per share, for the comparable 2003 period. The fourth quarter of 2003 includes $3.0 million of revenue related to a customer that was lost at the end of 2003.
     ICG reported consolidated revenue of $52.4 million and a net loss of $(135.3) million, or $(3.78) per share, for the full year of 2004. Consolidated revenue was $70.0 million and net loss was $(135.9) million, or $(8.98) per share, for the comparable 2003 period. Full year 2003 includes $12.0 million of revenue relating to the aforementioned lost customer.
     Results for the fourth quarter of 2004 include $1.9 million in net gains primarily related to asset dispositions compared to $43.4 million in net charges in the 2003 period principally related to debt-for-equity exchanges and losses related to dispositions. Excluding unusual items, net loss for the fourth quarter of 2004 was $(4.5) million versus $(13.0) million for the 2003 period, a reduction of 65%.
     Results for the full year of 2004 include $103.7 million in net unusual charges principally related to debt-for-equity exchanges offset by gains primarily related to asset dispositions compared to $66.5 million in net charges in the 2003 period principally related to debt-for-equity exchanges and losses related to dispositions. Excluding unusual items, net loss for the full year of 2004 was $(31.6) million versus $(69.4) million for the 2003 period, a reduction in excess of 50%.
     ICG has ownership interests in ten private companies that are classified as Core companies. Two of these companies are consolidated, ICG Commerce and CommerceQuest. The other eight companies are accounted for under the equity method and include CreditTrade, eCredit.com, Freeborders, GoIndustry, Investor Force, LinkShare, Marketron and StarCite. The comparative operating results of the ten Core companies, based on ICG's current accounting methods for their results, are summarized below:


                                 Three months ended December 31,
                                         (in thousands)
                           -------------------------------------------
                               Consolidated          Equity Method
                           --------------------- ---------------------
                             2004       2003       2004       2003
                           ---------- ---------- ---------- ----------
Revenue                    $  15,003  $  16,510  $  43,594  $  41,548
EBITDA (a)                     2,184     (1,107)    (1,286)     1,762
Net income/(loss)              1,459     (4,778)    (6,106)    (3,301)


                                     Year Ended December 31,
                                         (in thousands)
                           -------------------------------------------
                               Consolidated          Equity Method
                           --------------------- ---------------------
                             2004       2003       2004       2003
                           ---------- ---------- ---------- ----------
Revenue                    $  52,400  $  66,084  $ 167,472  $ 142,385
EBITDA (a)                    (4,593)   (10,487)       353     (7,927)
Net income/(loss)             (8,536)   (21,654)   (16,695)   (24,825)


(a) EBITDA represents earnings/(losses) before interest, tax, depreciation, and amortization of intangibles. A reconciliation of EBITDA to GAAP net income is included as an attachment to this release.

     ICG's corporate cash and short-term investment balance at December 31, 2004 was $67.3 million and the value of its marketable securities was $54.1 million.

     ICG will host a webcast at 10:00 a.m. ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the fourth quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8289. The international dial in number is 201-689-8341.
     For those unable to participate in the conference call, a replay will be available beginning February 17, 2005 at 11:00 a.m. until February 24, 2005 at 11:59 p.m. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415
(international) and enter the account code, 1628, followed by the conference ID number 137359. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investors/presentations.

     About Internet Capital Group

     Internet Capital Group (www.internetcapital.com) builds and owns Internet software companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies that are delivering on-demand software and service applications to customers worldwide.

     Safe Harbor Statement under Private Securities Litigation Reform Act of
1995

     The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.


                     Internet Capital Group, Inc.
                 Consolidated Statements of Operations
                (In thousands, except per share data)

                            Three Months Ended   Twelve Months Ended
                                December 31,          December 31,
                           --------------------- ---------------------
                              2004       2003       2004       2003
                           --------------------- ---------------------


 Revenue                   $  15,003 $   16,510  $  52,400  $  70,020

 Operating Expenses
   Cost of revenue             6,908      8,701     27,986     40,936
   Selling, general and
    administrative             7,747      8,436     34,665     46,626
   Research and development    2,380      3,010      9,722     14,840
   Amortization of
    intangibles                  528      3,545      2,711      7,955
   Impairment related and
    other                        144      1,397        810     (1,736)
                           --------------------- ---------------------
     Total operating
      expenses                17,707     25,089     75,894    108,621
                           --------------------- ---------------------
                              (2,704)    (8,579)   (23,494)   (38,601)
 Other income (loss), net      2,345    (33,408)  (106,259)   (58,659)
 Interest income                 414        261      1,351      1,332
 Interest expense               (867)    (3,271)    (4,925)   (16,564)
                           --------------------- ---------------------
 Loss before minority
  interest and equity loss      (812)   (44,997)  (133,327)  (112,492)

 Minority interest              (510)      (119)       903      2,326
 Equity loss                  (1,238)    (1,719)    (5,893)   (14,490)
                           --------------------- ---------------------
 Loss from continuing
  operations                  (2,560)   (46,835)  (138,317)  (124,656)
 Income (loss) on
  discontinued operations          -     (9,586)     3,000    (11,228)
                           --------------------- ---------------------
 Net loss                  $  (2,560)$  (56,421) $(135,317) $(135,884)
                           ===================== =====================

 Basic and diluted loss
  per share:
 Loss from continuing
  operations               $   (0.07)$    (2.45) $   (3.86) $   (8.24)
 Discontinued operations           -      (0.50)      0.08      (0.74)
                           --------------------- ---------------------
                           $   (0.07)$    (2.95) $   (3.78) $   (8.98)
                           ===================== =====================

 Shares used in computation
  of  basic and diluted
  loss per share              37,004     19,080     35,713     15,130
                           ===================== =====================


                     Internet Capital Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                             December 31, December 31,
                                                 2004         2003
                                             ------------ ------------

ASSETS
 Cash, cash equivalents and short-term
  investments                                $    90,692  $    79,409
 Other current assets                             24,614       32,030
                                             ------------ ------------
        Total current assets                     115,306      111,439
 Marketable securities                            54,082        6,714
 Fixed assets, net                                 2,185        2,368
 Ownership interests in Partner Companies         49,794       52,467
 Goodwill                                         45,196       45,196
 Intangibles, net                                  4,705        6,452
 Other assets                                      6,305        6,527
                                             ------------ ------------
        Total Assets                         $   277,573  $   231,163
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
 Current maturities of convertible
  subordinated notes                         $         -  $   173,919
 Other current liabilities                        39,710       61,999
                                             ------------ ------------
        Total current liabilities                 39,710      235,918
 Senior convertible notes                         60,000            -
 Minority interest and other liabilities          12,756       14,539
                                             ------------ ------------
        Total Liabilities                        112,466      250,457
 Stockholders' equity (deficit)                  165,107      (19,294)
                                             ------------ ------------
        Total Liabilities and Stockholders'
         Equity (Deficit)                    $   277,573  $   231,163
                                             ============ ============


Internet Capital Group
----------------------------------------------------------------------
Q4 2004 Supplemental Analysis ($ in thousands, except per share data)


                                               Three Months Ended
                                                   December 31,
                                              ---------------------
                                                2004       2003
                                              ---------- ----------

ICG Corporate Cash, cash equivalents and
 short-term investments                         $67,285    $50,621
                                              ---------- ----------

ICG Corporate Marketable Securities
                       December 31, 2004
                    ------------------------
                    Shares held Market Price
                    ----------- ------------
Blackboard, Inc.     2,923,777  $     14.81   $  43,301  $       -
Arbinet thexchange     231,128  $     24.83   $   5,739
Verticalnet, Inc.    2,917,794  $      1.61   $   4,698  $   3,443
Other                                         $     344  $   3,271
                                              ---------- ----------
                                              $  54,082  $   6,714 (1)
                                              ---------- ----------

ICG Corporate Debt                            $ (60,000) $(173,919)
                                              ---------- ----------




Partner Company Information:
 (2)
Consolidated Core Companies
 (Ownership %):
                               Revenue         $ 15,003  $  16,510

                               Expenses other
CommerceQuest, Inc. (87%)       than interest,
ICG Commerce Holdings, Inc.     taxes,
(76%)                           depreciation
                                and
                                amortization    (12,819)   (17,617)
                                               --------- ----------
                               EBITDA             2,184     (1,107)
                                 Interest            84       (121)
                                 Taxes                2          -
                                 Depreciation/
                                  Amortization     (811)    (3,550)
                                               --------- ----------
                               Net
                                income/(loss)  $  1,459  $  (4,778)
                                               --------- ----------
                               ICG's Share     $    949  $  (4,897)

Equity Method Core Companies
 (Ownership %):
                               Revenue         $ 43,594  $  41,548

                               Expenses other
CreditTrade Inc. (30%)          than interest,
eCredit.com, Inc. (32%)         taxes,
Freeborders, Inc. (48%)         depreciation
GoIndustry AG (54%)             and
Investor Force Holdings, Inc.   amortization
 (38%)                                          (44,880)   (39,786)
                                               --------- ----------
LinkShare Corporation (40%)    EBITDA          $ (1,286) $   1,762
Marketron International, Inc.    Interest
 (38%)                                             (268)      (286)
StarCite, Inc. (37%)             Taxes           (1,499)    (2,178)
                                 Depreciation/
                                  Amortization   (3,053)    (2,599)
                                               --------- ----------
                               Net loss        $ (6,106) $  (3,301)
                                               --------- ----------
                               ICG's Share     $ (1,196) $  (1,212)


Equity Method Emerging
 Companies (Ownership %):
                               Revenue         $  4,297  $   4,402

                               Expenses other
Agribuys, Inc. (20%)            than interest,
ComputerJobs.com, Inc. (46%)    taxes,
Co-nect Inc. (36%)              depreciation
                                and
                                amortization     (5,195)    (5,323)
                                               --------- ----------
                               EBITDA          $   (898) $    (921)
                                 Interest          (302)      (205)
                                 Taxes                -          -
                                 Depreciation/
                                  Amortization     (217)      (390)
                                               --------- ----------
                               Net loss        $ (1,417) $  (1,516)
                                               --------- ----------
                               ICG's Share     $    (42) $     (59)

Other Cost Method Companies
 (Ownership %):
                               Balance Sheet
                                Carrying Value $  4,343  $   6,647

Anthem/CIC Ventures Fund LP
 (9%)
Axxis, Inc. (9%)
Captive Capital Corporation
 (5%)
ClearCommerce Corporation
 (11%)
Emptoris, Inc. (7%)
Entegrity Solutions
 Corporation (2%)
Jamcracker, Inc. (2%)
Mobility Technologies, Inc.
 (3%)
Tibersoft Corporation (5%)


                    Reconciliation to GAAP results
----------------------------------------------------------------------

                                                Three Months Ended
                                                    December 31,
                                              -----------------------
                                                 2004        2003
                                              ----------- -----------
ICG's share of results of:
Core consolidated companies                   $      949  $   (4,897)
Core equity method companies                      (1,196)     (1,212)
Emerging equity method companies                     (42)        (59)
Public equity method companies                         -        (448)
Disposed equity method companies                       -           -
                                              ----------- -----------
                                                    (289)     (6,616)
                                              ----------- -----------
Corporate general and administrative              (3,763)     (3,446)
Corporate interest, net                             (537)     (2,889)
Other income(loss)/restructuring/impairments       2,029     (33,884)
Income (loss) on discontinued operations               -      (9,586)
                                              ----------- -----------
       Consolidated net loss                  $   (2,560) $  (56,421)
                                              =========== ===========
----------------------------------------------------------------------

(1) As of December 31, 2003, the total value of our publicly traded partner companies, eMerge Interactive, Inc., Onvia, Inc.,
    Universal Access Global Holdings Inc. and Verticalnet, Inc. was
    $23.9 million.

(2) See attached supplemental information for commentary on fourth quarter results of operations.


Internet Capital Group
----------------------------------------------------------------------
FY 2004 Supplemental Analysis ($ in thousands, except per share data)


                                                   Twelve Months Ended
                                                       December 31,
                                                   -------------------
                                                     2004      2003
                                                   --------- ---------
Partner Company Information:
Consolidated Core Companies (Ownership %):

                          Revenue                  $ 52,400  $ 66,084
                          Expenses other than
                           interest, taxes,
CommerceQuest, Inc. (87%)  depreciation and
ICG Commerce Holdings,     amortization             (56,993)  (76,571)
 Inc. (76%)                                        --------- ---------
                          EBITDA                     (4,593)  (10,487)
                            Interest                     21      (586)
                            Taxes                        (3)      (13)
                            Depreciation/
                             Amortization            (3,961)  (10,568)
                                                   --------- ---------
                          Net income/(loss)        $ (8,536) $(21,654)
                                                   --------- ---------
                          ICG's Share              $ (7,603) $(25,061)


Equity Method Core Companies (Ownership %):

CreditTrade Inc. (30%)    Revenue                  $167,472  $142,385
eCredit.com, Inc. (32%)   Expenses other than
Freeborders, Inc. (48%)    interest, taxes,
GoIndustry AG (54%)        depreciation and
Investor Force Holdings,   amortization            (167,119) (150,312)
 Inc. (38%)                                        --------- ---------
LinkShare Corporation     EBITDA                   $    353  $ (7,927)
 (40%)                      Interest                 (1,103)   (1,357)
Marketron International,    Taxes                    (4,553)   (3,909)
 Inc. (38%)                 Depreciation/
StarCite, Inc. (37%)         Amortization           (11,392)  (11,632)
                                                   --------- ---------
                          Net loss                 $(16,695) $(24,825)
                                                   --------- ---------
                          ICG's Share              $ (4,648) $ (4,073)


Equity Method Emerging Companies (Ownership %):

                          Revenue                  $ 17,671  $ 17,369
                          Expenses other than
Agribuys, Inc. (20%)       interest, taxes,
ComputerJobs.com, Inc.     depreciation and
 (46%)                     amortization             (21,164)  (22,261)
Co-nect Inc. (36%)                                 --------- ---------
                          EBITDA                   $ (3,493) $ (4,892)
                            Interest                 (1,061)     (665)
                            Taxes                       (44)        -
                            Depreciation/
                             Amortization            (1,066)   (2,112)
                                                   --------- ---------
                          Net loss                 $ (5,664) $ (7,669)
                                                   --------- ---------
                          ICG's Share              $   (133) $ (1,135)


                    Reconciliation to GAAP results
----------------------------------------------------------------------

                                                  Twelve Months Ended
                                                      December 31,
                                                 ---------------------
                                                   2004       2003
                                                 ---------- ----------
ICG's share of results of:
Core consolidated companies                      $  (7,603) $ (25,061)
Core equity method companies                        (4,648)    (4,073)
Emerging equity method companies                      (133)    (1,135)
Public equity method companies                        (436)    (4,819)
Disposed equity method companies                      (676)    (4,463)
                                                 ---------- ----------
                                                   (13,496)   (39,551)
                                                 ---------- ----------
Corporate general and administrative               (14,045)   (16,443)
Corporate interest, net                             (3,595)   (14,615)
Other income(loss)/restructuring/impairments      (107,181)   (54,047)
Income (loss) on discontinued operations             3,000    (11,228)
                                                 ---------- ----------
    Consolidated net loss                        $(135,317) $(135,884)
                                                 ========== ==========
----------------------------------------------------------------------


INTERNET CAPITAL GROUP, INC.

December 31, 2004

Description of Terms for Consolidated Statements of Operations and Supplemental Information - Consolidated Statements of Operations

     Consolidated Statements of Operations

     Effect of Various Accounting Methods on our Results of Operations

     The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.
     Consolidation. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control, and for which other shareholders do not possess the right to participate in significant management decisions are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of December 31, 2004, the Company accounted for 2 of its partner companies under this method.
     Equity Method. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. As of December 31, 2004, the Company accounted for 11 of its partner companies under this method.
     Cost Method. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of December 31, 2004, the Company accounted for 13 of its partner companies under this method.

     Q4 2004 and 2003 Results of Operations

     The fourth quarter of 2004 results of operations for the Company's two consolidated companies were positively impacted by $2.7 million of accrual reversals for liabilities that were settled for less than originally estimated. Also, the fourth quarter of 2004 results of operations for the Company's eight equity method companies were negatively impacted by $2.8 million of capitalized software write-offs. After adjusting for our share of these items, our fourth quarter net loss was reduced by approximately $1.2 million.
     The fourth quarter of 2003 results of operations for the Company's two consolidated companies were positively impacted by $1.2 million of accrual reversals for liabilities that were settled for less than originally estimated and negatively impacted by $3.0 million of intangibles write-offs. Also, the fourth quarter of 2003 results of operations for the Company's eight equity method companies were negatively impacted by $1.9 million of intangibles write-offs. After adjusting for our share of these items, our fourth quarter net loss was increased by approximately $1.9 million.

     Supplemental Information - Consolidated Statements of Operations

     ICG's share of net loss of Core, Emerging and disposed Partner Companies

     Represents ICG's share of the net loss of Core, Emerging and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

     Discontinued Operations

     During the three months ended December 31, 2003, one of the Company's consolidated Partner Companies, OneCoast Network, disposed of substantially all of its assets. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations.
     During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations have been presented separately from continuing operations. During the three months ended June 30, 2004, the Company received $3.0 million in cash proceeds from the release of a Delphion escrow. This amount has been reflected as income from discontinued operations.

     Corporate Expenses and Interest Expense, net

     General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements. The three months ended September 30, 2003 included a gain of approximately $7.0 relating to the reversal of a restructuring reserve accrual settled for less than the original estimate.
     Interest expense relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009 and redeemed 5.5 % convertible notes.

     Debt for equity exchange expense

     During 2004 and 2003, the Company, in a number of transactions, exchanged a portion of its 5.5 % convertible notes in exchange for shares of common stock. Under Statement of Financial Accounting Standards No. 84, "Induced Conversions of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense is calculated as follows:


                                   YTD 2004     Q4 2003     YTD 2003
                                  ----------- ----------- ------------
                                             (in millions)
Bonds repurchased                 $    134.8  $     49.3  $      97.2
                                  ----------- ----------- ------------
Shares issued for debt exchanges        15.9         4.4          7.4
                                  ----------- ----------- ------------
Fair value of shares issued       $    133.3  $     35.9  $      66.8
Fair value of shares issuable
 -original terms                  $     (0.4) $     (0.2) $      (0.4)
Accrued interest                  $     (0.8) $     (1.0) $      (1.6)
Debt issue costs expensed         $      0.5  $      0.4  $       0.9
                                  ----------- ----------- ------------
Net expense recorded              $    132.6  $     35.1  $      65.7
                                  ----------- ----------- ------------

     Other income (loss)

     Other income (loss), net for the three months ended December 31, 2004 consists primarily of gains of $2.9 million related to the sale of marketable securities offset by $0.8 million related to an impairment charge on a cost method Partner Company.
     Other income (loss), net for the three months ended December 31, 2003 consists primarily of the aforementioned loss on the debt for equity exchanges of $35.1 million offset by $1.6 million in gains primarily related to prior Partner Company dispositions.
     Other income (loss), net for the year ended December 31, 2004 consists primarily of the aforementioned loss on the debt for equity exchanges of $132.6 million and $1.3 million related to impairment charges on cost method Partner Companies partially offset by gains of $1.2 million related to the Company's Partner Company warrants accounted for in accordance with SFAS 133, $6.2 million related to the sale of marketable securities and $19.7 million of gains related to Partner Company dispositions.
     Other income (loss), net for the year ended December 31, 2003 consists primarily of the aforementioned loss on the debt for equity exchanges of $65.7 million, $3.5 million related to impairment charges on cost method Partner Companies and $1.1 million of other losses partially offset by gains of $6.4 million related to the cash repurchase of convertible notes and $3.7 million of gains related to Partner Company dispositions.


     CONTACT: Internet Capital Group
              Investor Inquiries:
              Karen Greene, 610-727-6900
              IR@internetcapital.com